Form N-SAR
Item 770



Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC I Company Mid Cap Growth Fund

Issuer:						Veisk Analytics

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:					Common Stock



Underwriter from whom Purchased:		Merrill Lynch


Underwriting Syndicate Members:		      B of A, Merill Lynch, Morgan Stanley,
					J.P. Morgan, Wells Fargo Securities, William Blair &
					Company, Fox-Pitt Kelton Cochran Caronia Waller,
					Keefe, Bruyette & Woods.


Date Offering Commenced:			10/06/09

Date of Purchase:				10/06/09

Principal Amount of Offering:			1,875,500,000

Offering price:					$22.00


Purchase price:					$22.00


Commission, spread or profit:			$0.88

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     $55,000,000









Form N-SAR
Item 770



Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC Company I Small Cap Aggressive Growth fund

Issuer:						Rail America, Inc.

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:					Common Stock



Underwriter from whom Purchased:		JP Morgan


Underwriting Syndicate Members:	J.P.Morgan,Citi Group,Deutsche Bank Securities,
				     Morgan Stanley, Wells Fargo Securities,
				    Dahlman Rose & Company,Lazard Capital Markets, Stifel Nicolaus,Williams Trading, LLC



Date Offering Commenced:			10/12/09

Date of Purchase:				10/12/09

Principal Amount of Offering:			$330,000,000

Offering price:					$15.00


Purchase price:					$15.00


Commission, spread or profit:			6.50%

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     $279,750